UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

BANDAG, INCORPORATED
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BANDAG, INCORPORATED
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa 52761-5886
March 31, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 11, 2004

To The Shareholders:

        The Annual Meeting of the Shareholders of Bandag, Incorporated, an Iowa corporation, will be held at the Bandag, Incorporated Learning Center, 2000 Bandag Drive, Muscatine, Iowa, on May 11, 2004, commencing at ten o’clock a.m., Central Daylight Time, for the following purposes:

(1)	To elect three directors for terms of three years and one director for a term of one year.

(2)	To approve the Bandag, Incorporated 2004 Stock Grant and Awards Plan.

(3)	To ratify the selection of Ernst & Young LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2004.

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed March 5, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        You are invited to attend the meeting; however, if you do not expect to attend in person, you are urged to sign, date and return immediately the enclosed Proxy, which is solicited by the Board of Directors. You may revoke your Proxy and vote in person should you attend the meeting.

By Order of the Board of Directors
/s/ Warren W. Heidbreder
WARREN W. HEIDBREDER, Secretary

BANDAG, INCORPORATED
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa 52761-5886
March 31, 2004

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bandag, Incorporated (the “Corporation”) to be voted at the Annual Meeting of the Shareholders of the Corporation to be held on Tuesday, May 11, 2004, or at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Any shareholder giving a proxy may revoke it at any time prior to its exercise.

        Shareholders of record at the close of business on March 5, 2004, will be entitled to vote at the meeting or any adjournment thereof. At the close of business on March 5, 2004, there were 9,104,087 outstanding $1.00 par value shares of Common Stock and 918,688 outstanding $1.00 par value shares of Class B Common Stock. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes at the meeting.

        The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, this Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about March 31, 2004.

SECURITY OWNERSHIP

Ownership by Directors, Nominees and Executive Officers. The following table sets forth information as to the Common, Class A Common and Class B Common shares of the Corporation beneficially owned by each director and director-nominee, each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of January 31, 2004:

Directors, Nominees and Executive Officers	Amount Beneficially Owned[1][2]	Percentage of Outstanding Stock of Respective Class[1]	Percentage of Aggregate Voting Power of Common Stock and Class B Common Stock**
Martin G. Carver[3][4]
Common Stock	2,643,879[5]	29%[5]	42%[5]
Class A Common Stock	3,976,123[5]	43%[5]
Class B Common Stock	502,097	55%

Roy J. Carver, Jr.[6]
Common Stock	2,615,685[7]	29%[7]	36%[7]
Class A Common Stock	3,516,785[7]	38%[7]
Class B Common Stock	400,732	44%

Robert T. Blanchard
Common Stock	200	*
Class A Common Stock	8,725	*	*
Class B Common Stock	0	0

Gary E. Dewel
Common Stock	0	0
Class A Common Stock	9,925	*	*
Class B Common Stock	0	0

James R. Everline
Common Stock	100	*
Class A Common Stock	9,975	*	*
Class B Common Stock	100	*

Directors, Nominees and Executive Officers	Amount Beneficially Owned[1][2]	Percentage of Outstanding Stock of Respective Class[1]	Percentage of Aggregate Voting Power of Common Stock and Class B Common Stock**
Phillip J. Hanrahan
Common Stock	0	0
Class A Common Stock	9,225	*	*
Class B Common Stock	0	0

Amy P. Hutton
Common Stock	0	0
Class A Common Stock	0	0	0
Class B Common Stock	0	0

Edgar D. Jannotta
Common Stock	7,000	*
Class A Common Stock	15,725	*	*
Class B Common Stock	0	0

R. Stephen Newman
Common Stock	2,500[8]	*
Class A Common Stock	19,720[9]	*	*
Class B Common Stock	0	0

Nathaniel L. Derby II
Common Stock	5,631	*
Class A Common Stock	52,071	*	*
Class B Common Stock	0	0

Warren W. Heidbreder
Common Stock	5,243[10]	*
Class A Common Stock	69,407[11]	*	*
Class B Common Stock	0	0

John C. McErlane
Common Stock	1,246[12]	*
Class A Common Stock	55,780[13]	*	*
Class B Common Stock	0	0

Charles W. Vesey
Common Stock	5,863[14]	*
Class A Common Stock	22,368[15]	*	*
Class B Common Stock	0	0

All Directors, Nominees and
Executive Officers as a
Group (19 Persons)
Common Stock	2,676,694[16]	29%	64%
Class A Common Stock	4,531,955[16]	49%
Class B Common Stock	902,929	98%

*	Shares owned constitute less than 1% of shares outstanding and less than 1% of votes entitled to be cast.
**	Shares of Class A Common Stock are non-voting.

[1]	Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. The Class B Common Stock is convertible on a share-for-share basis into Common Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Common Stock which such shareholder may acquire upon conversion of the Class B Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion (an amount which is equal to the number of shares of Class B Common Stock held by a shareholder). The percentage of outstanding Common Stock does not take into account shares of Common Stock which may be issued upon conversion of the Class B Common Stock.

[2]	Includes the specified number of shares of Class A Common Stock which the following individuals may acquire pursuant to the exercise of stock options within 60 days after January 31, 2004: Martin G. Carver - 127,810; Roy J. Carver, Jr. - 8,725; Robert T. Blanchard - 8,725; Gary E. Dewel - 8,725; James R. Everline - 8,725; Phillip J. Hanrahan - 8,725; Edgar D. Jannotta - 8,725; R. Stephen Newman - 8,725; Nathaniel L. Derby II - 34,235; Warren W. Heidbreder - 48,010; John C. McErlane - 46,460; Charles W. Vesey - 17,170.

[3]	Does not include 52,554 shares of Common Stock, 12,376 shares of Class A Common Stock and 525 shares of Class B Common Stock held by members of his family, beneficial ownership of which is disclaimed.

[4]	Includes 6,991 shares of Common Stock and 8,944 shares of Class A Common Stock indirectly owned by Carver Management LLC and 1,734,468 shares of Common Stock and 2,218,781 shares of Class A Common Stock held by Carver Partners LP, beneficial ownership of which is disclaimed.

[5]	Martin G. Carver has sole voting and investment power over 28,194 shares of Common Stock, or 0.3% of the outstanding shares of Common Stock, and shares voting and investment power with Roy J. Carver, Jr. over 2,615,685 shares of Common Stock, or 29% of the outstanding shares of Common Stock. He has sole investment power over 580,708 shares of Class A Common Stock, or 6% of the outstanding shares of Class A Common Stock, and shares investment power with Roy J. Carver, Jr. over 3,346,060 shares of Class A Common Stock, or 36% of the outstanding shares of Class A Common Stock. He has sole voting power of 28% of the combined voting power of Common Stock and Class B Common Stock and shares with Roy J. Carver, Jr. 14% of such combined voting power.

[6]	Includes 6,991 shares of Common Stock and 8,944 shares of Class A Common Stock indirectly owned by Carver Management LLC and 1,734,468 shares of Common Stock and 2,218,781 shares of Class A Common Stock held by Carver Partners LP, beneficial ownership of which is disclaimed.

[7]	Roy J. Carver, Jr. shares with Martin G. Carver the voting and investment power over all of the 2,615,685 shares of Common Stock shown as beneficially owned by him. He has sole investment power over 170,725 shares of Class A Common Stock, or 1.8% of the outstanding shares of Class A Common Stock, and shares investment power with Martin G. Carver over 3,346,060 shares of Class A Common Stock, or 36% of the outstanding shares of such class. He has sole voting power of 22% of the combined voting power of Common Stock and Class B Common Stock and shares with Martin G. Carver 14% of such combined voting power.

[8]	Mr. Newman shares voting and investment power over 946 shares with his wife.

[9]	Mr. Newman shares investment power over 3,766 shares with his wife.

[10]	Mr. Heidbreder shares voting and investment power over 135 shares with his wife.

[11]	Mr. Heidbreder shares investment power over 5,351 shares with his wife.

[12]	Mr. McErlane shares voting and investment power over 392 shares with his wife.

[13]	Mr. McErlane shares investment power over 527 shares with his wife.

[14]	Mr. Vesey shares voting and investment power over 1,800 shares with his wife.

[15]	Mr. Vesey shares investment power over 1,400 shares with his wife.

[16]	In order to avoid overstatement, the number of shares of Common Stock and Class A Common Stock which is the subject of shared voting or investment power is only counted once.

Shareholders Owning More Than Five Percent. The following table provides information concerning persons known by the Corporation to beneficially own more than five percent of any class of the Corporation’s voting securities as of January 31, 2004, other than the ownership of Martin G. Carver and Roy J. Carver, Jr., which is contained in the previous table:

Name and Address	Amount of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock	Percentage of Aggregate Voting Power
Barclays Global Investors, N.A.(1)
45 Fremont Street
5th Floor
San Francisco, CA 94105	544,347 (1)	6.0%	3.0%

(1)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclay’s Bank (Suisse) SA and Barclays Private Bank Limited. The Schedule 13G indicates that such parties have sole voting and dispositive power over 484,359 of such shares and share voting and dispositive power over none of such shares.

Proposal No. 1 – ELECTION OF DIRECTORS

        The Articles of Incorporation require election of directors to staggered terms of three years. Three nominees (Roy J. Carver, Jr., James R. Everline and Phillip J. Hanrahan) are to be elected for three-year terms and one nominee, Amy P. Hutton, who was appointed in June 2003 to fill a Board vacancy, is to be elected for a one-year term expiring in 2005. Ms. Hutton was recommended by a third-party search firm.

        Proxies will be voted for the election of each of the nominees listed below, unless the shareholder giving the proxy abstains from voting for any nominee. If, as a result of unforeseen circumstances, any such nominee shall be unable to serve as director, proxies will be voted for the election of such person or persons as the Board of Directors may select. Information about the nominees is set forth below:

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

        ROY J. CARVER, JR., age 60, since June 1982 has been Chairman of the Board of Directors of Carver Pump Company, Muscatine, Iowa, a builder of centrifugal pumps. Mr. Carver is President of Carver Aero, Inc., which operates fixed base operations at airports in Muscatine and Davenport, Iowa, and President of Carver Hardware, Inc., which operates a chain of retail hardware stores. Mr. Carver holds directorships in Catalyst, Inc. and Iowa First Bancshares Corp. Mr. Carver has been a Director since 1982.

        JAMES R. EVERLINE, age 62, is President of Everline & Co., a mergers and acquisitions/management consulting company. Previously, Mr. Everline was President, Investment Banking Division, of Henry & Company (1990-December 1991). Henry & Company is engaged in the venture capital and investment banking business. Prior to Mr. Everline’s employment by Henry & Company, he was a Partner of Founders Court Investors Inc. (1988-1989) and served as Vice President, Capital Markets Group, Bank of America (1981-1988). He is a member of the Audit Committee, Executive Committee, and Nominating and Corporate Governance Committee. Mr. Everline has been a Director since 1982.

        PHILLIP J. HANRAHAN, age 64, has been for more than five years a partner in the Milwaukee law firm of Foley & Lardner LLP. In 2003, the Corporation paid fees for legal services to Foley & Lardner LLP, and the Corporation anticipates that similar services may be provided by Foley & Lardner LLP in the current fiscal year. Mr. Hanrahan’s cash fees as a Director are paid to Foley & Lardner LLP, which credits the sums to the Corporation’s legal services account. Mr. Hanrahan is a member of the Executive Committee. Mr. Hanrahan has been a Director since August 1997.

        AMY P. HUTTON, age 41, on July 1, 2003, was appointed Associate Professor of Business Administration at Tuck School of Business at Dartmouth College, Hanover, New Hampshire. Previously, Ms. Hutton was Associate Professor of Business Administration (July 1, 1997 to June 30, 2003) and an Assistant Professor of Business Administration (July 1991 to June 30, 1997) at Harvard Business School. Ms. Hutton was Visiting Scholar, Graduate School of Business, Stanford University (January to June 2003) and Visiting Associate Professor of Business Administration, Tuck School of Business at Dartmouth (July to December 2002). Ms. Hutton is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Ms. Hutton has been a Director since June 2003.

DIRECTORS CONTINUING IN OFFICE

        MARTIN G. CARVER, age 55, was elected Chairman of the Board effective June 23, 1981, Chief Executive Officer effective May 18, 1982, and President effective May 25, 1983. Mr. Carver was also Vice Chairman of the Board from January 5, 1981 to June 23, 1981. He is a member of the Executive Committee. Mr. Carver has been a Director since 1978. Mr. Carver’s term expires in 2005.

        EDGAR D. JANNOTTA, age 72. In March 2001, Mr. Jannotta became Chairman of William Blair & Company, L.L.C. and also Chairman of the firm’s Executive Committee. Previously, Mr. Jannotta served as Senior Director of William Blair & Company, L.L.C. (January 1996 to March 2001); Senior Director of William Blair & Company, a partnership (January 1995 to January 1996) and also served as Managing Partner for more than five years. He holds directorships in Aon Corporation, Exelon Corporation and Molex Incorporated. William Blair & Company, L.L.C. provided investment banking services to the Corporation in 2003 and the Corporation anticipates that services may be provided to the Corporation in the current fiscal year. Mr. Jannotta has been a Director since 1973. Mr. Jannotta’s term expires in 2005.

        ROBERT T. BLANCHARD, age 59, since November 1999 has been President of Strategic & Marketing Services, a consulting firm. On November 1, 1999, Mr. Blanchard retired from The Procter & Gamble Company where he had been employed since 1967 and had held numerous positions, including President-Global Skin Care and Cosmetics (January 1, 1999 to November 1, 1999), President, North American Beauty Care Sector (1992 to 1998), Vice President/General Manager – Northern European Division, Vice President/General Manager – Beverages Division, and Group Vice President, Global Strategic Planning – Health and Beauty Care. Mr. Blanchard holds directorships in Best Buy Co., Inc., a retailer of consumer electronics, computers and software and Signet Group, plc., retail jewelry. He is a member of the Audit Committee and Management Continuity and Compensation Committee. Mr. Blanchard has been a Director since May 1996. Mr. Blanchard’s term expires in 2006.

        GARY E. DEWEL, age 61, retired. Mr. Dewel was Executive Vice President, Supply Chain, for Clarion Technologies, Inc., Schaumburg, Illinois, an injection molding business supplier to the automotive industry, until his retirement in April 2000. Previously, he was Vice President, Supply Chain, for Solutia Inc., a spinoff of the chemical businesses of Monsanto Company (1997-April 1999); Vice President, Supply Chain, of Monsanto Company (1994-August 1997) and held several Vice President positions with Navistar International Corporation (1979-1993). Mr. Dewel was re-elected Vice Chairman of the Board in May 2003. He is a member of the Executive Committee, Management Continuity and Compensation Committee and Nominating and Corporate Governance Committee. Mr. Dewel has been a Director since August 1997. Mr. Dewel’s term expires in 2006.

        R. STEPHEN NEWMAN, age 60, since November 2001, has served as President of Observer North America, an operating unit of Observer AB, listed on the Stockholm Stock Exchange. Prior to November 2001, Mr. Newman was President and Chief Executive Officer of Primedia Information, Inc., an operating unit of Primedia Inc. Mr. Newman continues as Chief Executive Officer of Bacon’s Information, Inc., where he served as Chief Executive Officer and President from 1994 to November 2001, and President and Chief Operating Officer from 1990 to 1994. Mr. Newman is a member of the Audit Committee and the Management Continuity and Compensation Committee. Mr. Newman has been a Director since 1983. Mr. Newman’s term expires in 2006.

        Directors are elected by a plurality of votes cast in the election of directors (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Independence

        The Corporation’s Board of Directors has affirmatively determined that all of the Corporation’s directors (other than Martin G. Carver, Roy J. Carver, Jr., Phillip J. Hanrahan and Edgar D. Jannotta), as well as each of the members of the Board’s Audit, Management Continuity and Compensation, and Nominating and Corporate Governance Committees, are “independent” as defined in the New York Stock Exchange’s corporate governance listing standards and meet the categorical standards of independence adopted by the Board. In addition, the Board determined that Messrs. Blanchard (Chairman), Everline and Newman and Ms. Hutton meet the additional independence standards for Audit Committee members. The categorical standards of independence are as follows:

        A director who at all times during the previous three years has met all of the following categorical standards (the “Categorical Standards”) shall be presumed to be independent (Note that this three year period will be applied consistent with the New York Stock Exchange’s transition rules, which permit a one year look-back period until November 4, 2004):

1.	The Company has not employed the director, and has not employed (except in a non-executive officer capacity) any of his or her immediate family members. Employment as an interim Chairman or Chief Executive Officer shall not disqualify a director from being considered independent following that employment.

2.	Neither the director, nor any of his or her immediate family members, has received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

3.	The director has not been employed by, or affiliated with the Company’s present or former internal or external auditor, nor have any of his or her immediate family members been so employed or affiliated (except in a non-professional capacity).

4.	Neither the director, nor any of his or her immediate family members, has been part of an “interlocking directorate” in which any of the Company’s present executives serve on the compensation (or equivalent) committee of another company that employs the director or any of his or her immediate family members in an executive officer capacity.

5.	Neither the director, nor any of his or her immediate family members (except in a non-executive officer capacity), has been employed by a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

6.	Neither the director, nor any of his or her immediate family members, has had a personal services contract with the Company, its Chairman and Chief Executive Officer or other executive officer, or any affiliate of the Company.

7.	Neither the director, nor any of his or her immediate family members, has been an employee, officer or director of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through the provision of services, more than $100,000 per annum or 10% of the total annual donations received (whichever is less).

8.	Neither the director, nor any of his or her immediate family members, has been employed by (or affiliated with) a significant lender of the Company. For the purposes of this categorical standard, a lender shall be considered significant if the credit extended is more than 10% of the consolidated assets of the Company.

9.	The director is not an executive officer of an entity which is indebted to the Company, or to which the Company is indebted, and the total amount of either’s indebtedness to the other is less than 10% of its own total consolidated assets, measured as of the last fiscal year-end.

10.	Neither the director, nor any of his or her immediate family members, is or is affiliated with a firm that is an attorney, investment bank, consultant or similar advisor to the Company.

Meetings

        The Board of Directors met seven times in 2003. Each director, except Mr. Jannotta, attended at least 75% of the aggregate number of (i) meetings of the Board of Directors held during the period for which he or she was a director during 2003 and (ii) meetings of the committees on which the director served during the period that the director so served in 2003. Directors are encouraged to attend the Corporation’s Annual Meeting of Shareholders. All of the directors serving as a director at the time attended the Corporation’s 2003 Annual Meeting.

        The Corporation requires its non-management directors to meet in executive session at the end of each regularly scheduled Board of Directors meeting, not including routine telephonic meetings, and at such other times as any of the non-management directors determine necessary or appropriate. The chairmen of the Audit Committee, the Management Continuity and Compensation Committee and the Nominating and Corporate Governance Committee alternate as the presiding director of the executive sessions of the non-management directors. In addition, the directors who have been determined to be independent by the Board of Directors are required to meet at least once a year in executive session.

Committees

        The Board of Directors has standing Audit, Management Continuity and Compensation and Nominating and Corporate Governance Committees.

        The Audit Committee met eight times in 2003. The Audit Committee presently consists of Messrs. Blanchard (Chairman), Everline and Newman and Ms. Hutton, each of whom is independent (as independence is defined in the listing standards of the New York Stock Exchange). The Board of Directors has determined that Ms. Hutton qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission, based on her knowledge of financial and accounting matters and years of experience as an Associate Professor of Business Administration (see the description of her business background under “Nominees for Election to Board of Directors”). Pursuant to its written charter, the major functions of the Audit Committee are to assist the Board of Directors in its oversight of: (i) the integrity of the Corporation’s financial statements; (ii) the independent auditors’ qualifications and independence; (iii) the Corporation’s compliance with legal and regulatory requirements; (iv) the performance of the Corporation’s internal audit function and of the independent auditors; and (v) carrying out other functions which may, from time to time, be assigned to the Audit Committee by the Board of Directors. See “Audit Committee Report” herein.

        The Management Continuity and Compensation Committee met seven times in 2003; its primary functions are to review, evaluate and determine executive officer compensation, to recommend to the Board of Directors the election of corporate officers, to administer the Stock Award Plan and the Restricted Stock Grant Plan, including the awarding of options and restricted stock grants under the Stock Award Plan, all pursuant to the terms and conditions of such plans. In addition, it will administer the 2004 Stock Grant and Awards Plan, if such plan is approved by the shareholders. The Management Continuity and Compensation Committee presently consists of Messrs. Blanchard, Dewel, and Newman (Chairman).

        The Nominating and Corporate Governance Committee met seven times in 2003; its primary duties relate to the evaluation and recommendation to the Board of Directors of prospective candidates for election as directors of the Corporation, the recommendation to the Board of Directors of members to serve on committees of the Board, and the development and recommendation to the Board of Directors of corporate governance guidelines, assisting the Board in its evaluation processes and otherwise taking a leadership role in the corporate governance of the Corporation. The Nominating and Corporate Governance Committee presently consists of Messrs. Everline (Chairman) and Dewel and Ms. Hutton, each of whom is independent (as independence is defined in the listing standards of the New York Stock Exchange).

        The Committee uses a variety of means to identify Board members, including the Committee’s contacts and recommendations from other sources. In addition, it may also retain a professional search firm to identify candidates. Pursuant to its charter, the Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has the sole authority to approve the search firm’s fees and other retention items.

        The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent in writing together with appropriate biographical information concerning each proposed nominee to the Nominating and Corporate Governance Committee in care of the Assistant to the Board of Directors at the Corporate Headquarters in Muscatine, Iowa.

        At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. In addition, the Nominating and Corporate Governance Committee has adopted the following criteria for the selection of directors as part of its charter:

1.	Exhibit high standards of integrity, commitment and independent thought and judgment. Also be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.

2.	Have substantial management experience and/or financial expertise or prior Board of Directors experience with a public company or other relevant experience with a range of skills that will allow a Board member to provide sound guidance with respect to the Company’s operations and interests.

3.	Have the ability to dedicate sufficient time, energy and attention to ensure the diligent pursuit of his or her duties, including attending Board of Directors and committee meetings and reviewing all material in advance.

4.	Have the ability to discuss major issues and come to a reasonable conclusion. The capability to understand, effectively discuss and make appropriate judgments with respect to issues of importance to the Company. While being collegial, the candidate should have the ability to be direct and not afraid to disagree on important issues.

5.	As applicable or desirable, meet the requirements for independence set forth in the New York Stock Exchange’s corporate governance listing standards, for at least a majority of the directors then serving on the Board of Directors.

6.	Either have direct business exposure to the major businesses of the Company and its subsidiaries and/or be ready to participate in direct learning experiences about the major businesses of the Company and its subsidiaries.

7.	For audit committee members meet the independence and qualification requirements for audit committee members under the New York Stock Exchange’s corporate governance listing standards and the rules and regulations of the Securities and Exchange Commission.

        The Nominating and Corporate Governance Committee has established the following procedure to allow parties to communicate directly with the non-management directors as a group. Written communications should be addressed to :

Non-Management Directors c/o Assistant to the Board of Directors Bandag, Incorporated 2905 North Highway 61 Muscatine, Iowa 52761-5886]

Website Access to Certain Corporate Governance Documents

        The Board of Directors has adopted corporate governance guidelines and a written charter for each of the Audit Committee, Management Continuity and Compensation Committee and Nominating and Corporate Governance Committee. The corporate governance guidelines and the charters are available on the Corporation’s Internet Web site at www.bandag.com under “Investor Relations – Corporate Governance.”

Communications with Board of Directors

        Shareholders may communicate with the Board of Directors by writing to the Board of Directors (or, at the shareholder’ s option, to a specific director or group of directors) in care of Assistant to the Board of Directors at the Corporation’s Headquarters in Muscatine, Iowa. The Assistant to the Board of Directors will ensure that this communication (assuming it is properly marked to Board of Directors or a specific director or a group of directors) is delivered to the Board of Directors or the specified director or group of directors, as the case may be.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Information

        The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Corporation’s Chief Executive Officer and each of its four other most highly compensated executive officers as of December 31, 2003, whose total cash compensation exceeded $100,000 for fiscal 2003. The persons named in the table are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

				Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Award(s)[1]	Options (Number of Shares)	All Other Compensation[2]
Martin G. Carver
Chairman of the Board,	2003	$482,769	$ -0-	$443,750	58,400	$39,432
Chief Executive Officer	2002	452,906	-0-	308,000	41,100	33,697
and President	2001	428,500	-0-	-0-	50,400	14,868

				Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Award(s)[1]	Options (Number of Shares)	All Other Compensation[2]
Warren W. Heidbreder
Vice President, Chief	2003	$331,889	$ -0-	$170,400	22,400	$34,113
Financial Officer and	2002	317,555	-0-	116,150	15,500	29,925
Secretary	2001	306,000	-0-	-0-	19,300	14,868

John C. McErlane	2003	$336,400	$ -0-	$179,760	22,400	$13,456
Vice President; President	2002	322,300	-0-	30,800	16,400	12,892
of Tire Distribution	2001	292,750	-0-	-0-	19,300	13,915
Systems, Inc.

Nathaniel L. Derby II	2003	$308,058	$ -0-	$125,433	16,500	$25,281
Vice President,	2002	297,465	-0-	90,640	12,100	22,350
Manufacturing Design	2001	288,500	-0-	-0-	13,300	14,868

Charles W. Vesey	2003	$261,300	$ -0-	$-0-	7,000	$26,925
Vice President and	2002	261,271	-0-	-0-	5,800	29,758
Corporate Controller	2001	253,713	-0-	-0-	7,000	18,427

[1]	At December 31, 2003, the number of shares held and the aggregate market value of restricted stock held by the named executive officers are as follows: Martin G. Carver, 2,830 shares Common Stock, value $116,596, and 30,052 shares Class A Common Stock, value $1,214,101; Warren W. Heidbreder, 840 shares Common Stock, value $34,608, and 10,966 shares Class A Common Stock, value $443,026; John C. McErlane, 515 shares Common Stock, value $21,218, and 7,556 shares Class A Common Stock, value $305,262; Nathaniel L. Derby II, 770 shares Common Stock, value $31,724, and 8,280 shares Class A Common Stock, value $334,512; and Charles W. Vesey, 465 shares Common Stock, value $19,158, and 465 shares Class A Common Stock, value $18,786. Dividends are paid on the shares of restricted stock prior to vesting.

[2]	Of the amounts shown in this column for 2003, the Corporation’s contribution under its Salaried Profit Sharing, Retirement and Savings Plan for the named executive officers is as follows: Martin G. Carver, $39,104; Warren W. Heidbreder, $27,400; John C. McErlane, $13,456; Nathaniel L. Derby II, $24,953 and Charles W. Vesey, $21,572 (of which, because of limitations under the Internal Revenue Code of 1986, as amended, $16,200 was paid into such Plan for Martin G. Carver, Warren W. Heidbreder, Nathaniel L. Derby II and Charles W. Vesey; $8,000 for John C. McErlane and the balance to be paid by the Corporation outside such Plan); and $328 is the Corporation’s contribution to its Bandag Security Program, a combination defined benefit and defined contribution plan, for Martin G. Carver, Warren W. Heidbreder, Nathaniel L. Derby and Charles W. Vesey. The remainder of the amount shown for Mr. Heidbreder and Mr. Vesey in 2003 are $6,385 and $5,025, respectively, representing cash paid in lieu of vacation to Mr. Heidbreder and Mr. Vesey.

Stock Options

        The following table contains information concerning the grant of stock options under the Corporation’s Stock Award Plan for the year ended December 31, 2003, all of which are reflected above in the Corporation’s Summary Compensation Table.

Option Grants in Last Fiscal Year

Name	Shares Underlying Options Granted (1)	Percentage of Total Options Granted to all Employees in Fiscal Year	Exercise Price per Share (2)	Expiration Date (3)	Grant Date Present Value (4)
Martin G. Carver	58,400	14.2%	$27.6750	2/25/13	$374,986
Warren W. Heidbreder	22,400	5.4%	$27.6750	2/25/13	$143,830
John C. McErlane	22,400	5.4%	$27.6750	2/25/13	$143,830
Nathaniel L. Derby II	16,500	4.0%	$27.6750	2/25/13	$105,947
Charles W. Vesey	7,000	1.7%	$27.6750	2/25/13	$ 44,947

(1)	These options are options to purchase Class A Common Stock and are nonqualified stock options under the Internal Revenue Code.

(2)	An option holder can pay the exercise price of options in cash, by delivering previously issued shares of the Corporation’s Common Stock and/or Class A Common Stock, or a combination of both.

(3)	Options granted to all participants are exercisable at the rate of 25% per year, beginning February 25, 2004.

(4)	The option values presented are based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the Class A Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model. The estimated values under the Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, the stock price volatility and future dividend yield, including the following: (a) an assumed United States Treasury security rate of 4.03%; (b) stock price volatility of 32.3% (based on the three-year weekly stock price history ending December 31, 2003); and (c) a dividend yield of 4.7% (based on the weighted average dividend yield of the Class A Common Stock for the one-year period ended December 31, 2003).

        The following table sets forth information regarding the exercise of stock options and the fiscal year-end value of unexercised options held by the named executive officers:

Aggregate Option Exercises in Last
Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003[1]
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Martin G. Carver	--	--	78,455	143,445	$1,085,096	$1,872,443
Warren W. Heidbreder	--	--	29,355	54,445	405,256	710,049
John C. McErlane	--	--	27,980	54,720	396,587	712,751
Nathaniel L. Derby II	--	--	20,705	39,795	286,468	514,595
Charles W. Vesey	--	--	10,490	19,710	176,823	271,034

[1]	The dollar values are calculated by determining the difference between the fair market value of the underlying Class A Common Stock at December 31, 2003 and the exercise price of the options.

        The following table provides information as of December 31, 2003 about shares of Class A Common Stock that are authorized for issuance (no Common Stock is so authorized) under all of the Corporation’s existing equity compensation plans, consisting solely of the Corporation’s Stock Award Plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans [excluding Securities reflected in Column (a)] (c)
Equity compensation plans
approved by shareowners	1,464,640(1)	$ 26.47	773,265(2)
Equity compensation plans not
approved by shareowners	--	--	--

Total	1,464,640(1)	$ 26.47	773,265(2)

(1)	Represents outstanding options under the Stock Award Plan

(2)	Consists of 773,265 shares of Class A Common Stock available for future issuance under the Stock Award Plan, of which no more than 344,632 shares may be in the form of restricted stock awards. Any remaining shares of Class A Common Stock may be issued pursuant to the exercise of stock options under the Stock Award Plan.

Pension Plan Benefits. The following table sets forth annual normal retirement age pension benefits under the Bandag Salaried Pension Plan at the specified remuneration and years-of-service classifications. The table assumes retirement in 2004. To the extent benefits are not paid under the Salaried Pension Plan due to limitations under the Internal Revenue Code of 1986, as amended, they are paid by the Corporation.

PENSION PLAN TABLE

Annual Pension Per Years of Service

Highest 5-Year Average Annual Compensation	5-Years	10-Years	15-Years	20-Years	25-Years	30-Years	35-Years
$ 50,000	$ 2,656	$ 5,313	$ 7,969	$ 10,500	$ 13,000	$ 15,500	$ 17,750
$100,000	$ 6,719	$13,438	$ 20,156	$ 25,500	$ 30,500	$ 35,500	$ 40,000
$150,000	$10,781	$21,563	$ 32,344	$ 40,500	$ 48,000	$ 55,500	$ 62,250
$200,000	$14,844	$29,688	$ 44,531	$ 55,500	$ 65,500	$ 75,500	$ 84,500
$250,000	$18,906	$37,813	$ 56,719	$ 70,500	$ 83,000	$ 95,500	$106,750
$300,000	$22,969	$45,938	$ 68,906	$ 85,500	$100,500	$115,500	$129,000
$350,000	$27,031	$54,063	$ 81,094	$100,500	$118,000	$135,500	$151,250
$400,000	$31,094	$62,188	$ 93,281	$115,500	$135,500	$155,500	$173,500
$450,000	$35,156	$70,313	$105,469	$130,500	$153,000	$175,500	$195,750
$500,000	$39,219	$78,438	$117,656	$145,500	$170,500	$195,500	$218,000

        Pension amounts are based upon an employee’s base salary and credited years of service. The base salaries for each of the last three fiscal years to the named executive officers are set forth in the Summary Compensation Table under “Salary.” As of January 31, 2004, Messrs. Carver, Heidbreder, McErlane, Derby, and Vesey had completed approximately 25, 22, 19, 33, and 33 years of credited service under the Corporation’s pension plan, respectively. Benefits shown in the table are computed as a straight line single life annuity assuming retirement at age 65 and are not subject to offset for Social Security Benefits.

        In addition, certain of the named executive officers also have a “Bandag Security Program” benefit under the Bandag Salaried Pension Plan. The annual defined benefit payable at age 62 for each of the following named executive officers is fixed and is as follows: Martin G. Carver, $700; Warren W. Heidbreder, $542; John C. McErlane, $404; Nathaniel L. Derby II, $1,108; and Charles W. Vesey, $1,121.

Executive Officer Agreements

        Each of the executive officers named in the Summary Compensation Table, except Mr. Vesey, is a party to a Severance Agreement with the Corporation. The Severance Agreements provide for severance benefits equal to the greater of $1,000,000, $650,000, $620,000 and $610,000 for Messrs. Carver, Heidbreder, Derby and McErlane, respectively, or an amount equal to twenty-four (24) months base salary, in the event of the executive’s involuntary termination of employment or voluntary termination for good cause, except for death, disability or retirement. For purposes of the Severance Agreements, “good cause” means (i) a 15% or greater reduction in the executive’s base pay, (ii) a materially adverse change, without the executive’s prior written consent, in the nature or scope of the executive’s title or responsibilities, or (iii) the relocation of the executive’s principal place of employment by more than fifty (50) miles. The Severance Agreements restrict the named executive officers from competing with the Corporation for twenty-four months following termination of employment and also contain extensive restrictions on disclosure of the Corporation’s confidential information.

Report of Management Continuity and Compensation Committee on Executive Compensation

        The Management Continuity and Compensation Committee of the Board of Directors (the “Compensation Committee”) make all decisions regarding compensation of the Corporation’s executive officers, including the awarding of stock options and restricted stock. The Compensation Committee is comprised of three non-employee independent Directors. Set forth below is a report submitted by the Compensation Committee addressing the Corporation’s compensation policies applicable to the Corporation’s executive officers, including the named executive officers in the Summary Compensation Table.

        The Corporation’s executive compensation strategy is designed to:

•	Increase the alignment of executive compensation and rewards with the interests of the Corporation's shareholders;

•	Provide focus and clarity about corporate strategies and Bandag's execution of those strategies;

•	Provide compensation opportunities that retain and attract individuals who achieve results and significantly contribute to Bandag's success and culture;

•	Align actual compensation earned to Bandag's short-term and long-term performance;

•	Recognize and reward individuals for the role they have in making Bandag successful and allow them to share in that success.

Bandag’s Executive Compensation Plan

        Under the Corporation’s executive compensation plan, the total compensation opportunity for each executive officer, including the Chief Executive Officer, is based on a target level of total direct compensation for each individual position. The total direct compensation target for each position approximates the 60th percentile of competitive compensation (cash and stock) from executive compensation surveys, which encompasses manufacturing companies with revenues between $500 million and $1 billion.

        The actual level of total compensation an executive will achieve depends upon a variety of factors, including the responsibilities of the position, experience of the executive, current level of total compensation relative to the target level, the financial performance of the Corporation, national trends, and the Corporation’s competitive need to retain and recruit the very best and most capable individuals. In reviewing the Corporation’s financial performance, the Compensation Committee considers the Corporation’s revenues, net income and net income per share in light of the competitive and economic conditions during the fiscal year. In addition, the Compensation Committee considers the Corporation’s financial performance resulting from investment in marketing programs, research and development, plant, machinery, and equipment and in personnel and related programs.

        The Corporation’s executive compensation plan consists of the following components:

Base Salary

        Base salaries were established based on the pay-at-risk level appropriate for each executive’s job, including the Chief Executive Officer. For the Chief Executive Officer, base salary represented 39% of the targeted total direct compensation opportunity. For the other named executive officers, base salaries averaged 60% of their targeted total direct compensation opportunity.

        During 2003, executive officers, including the Chief Executive Officer, received a 4.0% increase based on the midpoint established for their role. The midpoint is the base salary target under which an executive officer’s salary is administered. Under the midpoint compensation system, midpoints were used to calculate the annual increase for each executive officer by multiplying the midpoint (not the current base salary) by a percentage established by the Compensation Committee. The resulting amount was then added to the current base salary.

        In determining the percentage increase for base salary, the Compensation Committee considered a variety of factors, including inflation rate, the Corporation’s financial performance, and trends in salaried employee compensation increases, as disclosed by published salary budget forecasts. Future base pay increases will be based on factors similar to those just discussed.

Annual Award Plan

        Nine executive officers, including the Chief Executive Officer, were eligible for an annual award consisting of restricted stock, based on achievement of the Corporation’s diluted “earnings-per-share” (EPS) in 2003 against a diluted EPS “target” pre-established by the Compensation Committee.

        Based on the performance of the Corporation in 2003 against the EPS targets established by the Compensation Committee, each participant during 2003 was awarded shares of restricted stock on February 24, 2004 under the Bandag, Incorporated Stock Award Plan, the value of which for each of the named executive officers is included in the Summary Compensation Table.

        In 2003, executive officers eligible to participate in this plan were Martin G. Carver, Chief Executive Officer; Timothy T. Chen, Vice President, Innovation; Nathaniel L. Derby, II, Vice President, Manufacturing Design; Warren W. Heidbreder, Vice President, Chief Financial Officer; Frederico U. Kopittke, Vice President, International; John C. McErlane, Vice President; President, Tire Distribution Systems, Inc., a wholly owned subsidiary; Janet M. Sichterman, Vice President, North American Fleet Sales; Andrew M. Sisler, Vice President, North American Franchise Sales; and Michael A. Tirona, Vice President and General Manager – Europe.

        Restricted shares under this plan vest three years from the date of grant if the recipient is still employed by the Corporation, and vest immediately in the event of death, disability, retirement at age 60 with ten or more years of service, or change in corporate control.

Long-term Award Plan

        Executive officers, including the Chief Executive Officer, participate in a long-term award plan designed to achieve the following objectives:

•	Create a better link between the interests of the participants and the Corporation's shareholders;

•	Promote teamwork and provide participants with rewards for excellence in the Corporation's performance;

•	Provide flexibility to the Corporation in its ability to compensate, attract, and retain the services of individuals who make significant contributions to the Corporation's success; and

•	Allow participants to further share in the success of the Corporation.

        Under this plan, executive officers, including the Chief Executive Officer, were granted a stock option under the Bandag, Incorporated Stock Award Plan, to purchase shares of Class A Common Stock at fair market value as of the award date of February 25, 2003. These options are non-qualified stock options under the Internal Revenue Code.

        Under this grant, stock options for the executive officers, including the Chief Executive Officer, are exercisable at a rate of 25% per year, beginning February 25, 2004, and have an exercise period of 10 years. The size of the grant was based on the estimated value of the options using the Black-Scholes option pricing model, and was made considering the executive’s overall total direct compensation target.

        Each option becomes immediately exercisable at the end of the vesting period, unless the participant’s employment has been previously terminated, or in the event of the participant’s death, disability, retirement at age 60 with ten or more years of service, or change in corporate control.

Bandag, Incorporated Management
Continuity and Compensation Committee

Robert T. Blanchard Gary E. Dewel R. Stephen Newman, Chairman

Remuneration of Directors. Directors who are also full-time employees of the Corporation do not receive remuneration for acting as directors. Non-employee directors are currently compensated in accordance with the following schedule:

Annual Fees - Chairman of Committee - $34,500. Other Directors - $32,000.
Board Meeting Attendance - $1,250 per meeting.
Committee Meeting Attendance - Chairman - $1,500 per meeting.
Other Directors - $1,250 per meeting.

        Stock Option Award – Each non-employee Director was awarded a stock option for 1,220 shares of Class A Common Stock on March 9, 2004. The value of this award is $12.86 per share, computed under the Black-Scholes method. The exercise price of the stock option is $47.47 per share, being the fair market value of the Class A Common Stock on the date of grant. The options are immediately exercisable and expire 10 years from the date of grant. The value of the annual stock option award and/or the number of shares covered by the award will vary in future years.

        Restricted Stock Award – Each non-employee Director was awarded 332 shares of Class A Common Stock on March 9, 2004. The price of a share of Class A Common Stock on March 9, 2004 was $47.47. The shares are restricted and vest in three years based upon continued service as a Director, or earlier in the event of death, disability or retirement from the Board of Directors after age 60 with at least 10 years of continuous service as a Director. Prior to vesting, Directors are entitled to receive dividends on the shares and to exercise voting rights.

Transactions with Management/Principal Shareholders and Directors. Roy J. Carver, Jr., brother of Martin G. Carver, owns 100% of Carver Aero, Inc., which operates fixed base operations at airports in Muscatine, Iowa; and Davenport, Iowa. During 2003, it sold $141,067.60 of aviation fuel and charter services to the Corporation at competitive prices based on volume purchased and services utilized. Phillip J. Hanrahan, a director, is a partner of the law firm of Foley & Lardner LLP, Milwaukee, Wisconsin, which has provided legal services to the corporation for several years, including 2003, and expects to provide legal services in 2004. Mr. Edgar D. Jannotta, a director, is Chairman of William Blair & Company, L.L.C. and Chairman of that firm’s Executive Committee. William Blair & Company, L.L.C. has provided investment banking services to the Corporation for several years, including 2003, and may provide services in 2004 if requested by the Corporation.

AUDIT COMMITTEE REPORT

        Pursuant to its written charter, the Audit Committee (“Committee”) oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (“Communication with Audit Committees”).

        The Committee discussed with the independent auditors the auditors’ independence from management and the Corporation and considered the compatibility of non-audit services provided by the auditors to the Corporation with their independence. In addition, the independent auditors provided the Audit Committee with written disclosure respecting their independence and the letter required by Independence Standards Board No. 1 (“Independence Discussions with Audit Committees”).

        The Committee discussed with the Corporation’s independent auditors the overall scope and plans for their audit of the Corporation’s consolidated financial statements. The Committee meets with the independent auditors, both with and without management present, as deemed advisable, to discuss the results of their examination, their evaluation of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting. In addition, the Committee reviews with management and the independent auditors proposed interim financial statements. The Committee held eight meetings during fiscal year 2003.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2004, subject to shareholder ratification.

Bandag, Incorporated
Audit Committee

Robert T. Blanchard, Chairman	James R. Everline
Amy P. Hutton	R. Stephen Newman

[THIS SPACE INTENTIONALLY LEFT BLANK]

SHAREHOLDER RETURN PERFORMANCE INFORMATION

        Set forth on the following pages is a line graph comparing the yearly percentage change during the last five years in the cumulative total shareholder return (assuming reinvestment of dividends) on the Corporation’s Common Stock and Class A Common Stock with the cumulative total returns of the Standard & Poor’s 500 Stock Index and the Dow Jones & Co., Inc. Tire and Rubber – Index (“Tire and Rubber Index”). The graph assumes $100 Invested on December 31, 1998 in Bandag, Incorporated Common Stock and Class A Common Stock, the S&P 500 Stock Index and the Dow Jones & Co., Inc. Tire and Rubber – Index.

[STOCK PERFORMANCE CHART OMITTED]

Comparison of Five Year Cumulative Total Return

	December 31
	1998	1999	2000	2001	2002	2003
Bandag, Incorporated	100	64	108	98	116	134

S&P 500 Stock Index	100	121	110	97	76	97

Tire and Rubber -Index	100	60	52	60	27	25

Proposal No. 2 – APPROVAL OF THE BANDAG, INCORPORATED 2004 STOCK GRANT AND AWARDS PLAN

General

        On March 9, 2004, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting of the Shareholders, the Bandag, Incorporated 2004 Stock Grant and Awards Plan (the “2004 Plan”). The purpose of the 2004 Plan is (i) to attract and retain outstanding individuals to serve as officers, directors and employees and (ii) to increase shareholder value by offering participants the opportunity to acquire shares of the Corporation’s Class A Common Stock, receive monetary payments based on the value of such Common Stock or receive other incentive compensation.

        The Corporation currently has in effect the Bandag, Incorporated Stock Award Plan, as amended (the “1999 Plan”). As of March 4, 2004, 600,000 shares of Class A Common Stock remained available for the granting of additional awards under the 1999 Plan. Upon shareholder approval of the 2004 Plan, the 1999 Plan will terminate and no new awards will be granted under the 1999 Plan (except for the possible grant of awards of restricted stock in February 2005 to participants in the Company’s annual award plan), although awards granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

        The following is a summary description of the material provisions of the 2004 Plan. A copy of the 2004 Plan is attached as Appendix A.

Administration

        The Management Continuity and Compensation Committee, or a successor committee with the same or similar authority, of the Board of Directors (the “Committee”) will administer the 2004 Plan (the Nominating and the Corporate Governance Committee functions as the Committee solely with respect to the granting of awards to non-employee directors). The Committee has full discretionary authority to administer the 2004 Plan, including but not limited to the authority to (i) interpret the provisions of the 2004 Plan; (ii) prescribe, amend and rescind rules and regulations relating to the 2004 Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in any award or agreement under the 2004 Plan; and (iv) make all other determinations necessary or advisable for the administration of the 2004 Plan.

Eligibility

        The Committee may grant awards under the 2004 Plan to any officer or other employee of the Corporation or its affiliates, any individual that the Corporation or any of its affiliates has engaged to become an officer or employee and any non-employee director. As of March 9, 2004, there were approximately 13 officers, 190 employees (not including officers) and eight (8) non-employee directors eligible to participate in the 2004 Plan.

Types of Awards

        The 2004 Plan authorizes the Committee to grant stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, dividend equivalent units and incentive awards, whether granted alone or in addition to, in tandem with, or in substitution for any other award.

        Stock Options. The Committee may grant either non-qualified stock options or incentive stock options to eligible participants on the terms and conditions it prescribes, provided that the Committee may only grant incentive stock options to employees of the Corporation or its subsidiaries. The Committee will set the term of each option, but no option will be exercisable more than ten years after the date of grant. All incentive stock options must comply with the provisions of Section 422 of the Internal Revenue Code.

        The Committee will determine the per share exercise price of any option, provided that the exercise price is not less than the fair market value of a share of Class A Common Stock on the date the Committee grants the option. The Committee will determine the date after which options may be exercised in whole or in part and the manner of exercise of the options. Unless the Committee establishes otherwise, the exercise price of an option may be paid in cash, by delivering shares of Class A Common Stock (subject to limitations established by the Committee) or a combination thereof.

        For purposes of the 2004 Plan, the fair market value of a share of Class A Common Stock is determined by averaging the high and low reported sale prices as reported in The Wall Street Journal for the date on which the determination is being made, or if there are no sales on such date, for the last preceding date on which there was a sale.

        Stock Appreciation Rights. A stock appreciation right entitles the holder to receive an amount in cash or shares of Class A Common Stock or a combination thereof (at the discretion of the Committee), equal to the appreciation of the fair market value of a share of Class A Common Stock from the date of grant. The Committee will determine the grant price of a stock appreciation right, provided that the grant price is not less than the fair market value of a share of Class A Common Stock on the date the Committee grants the stock appreciation right. The Committee will set the term of each stock appreciation right, but no stock appreciation right will be exercisable more than ten years after the date of grant.

        The Committee may grant a stock appreciation right independently or in relation to an option. Unless otherwise determined by the Committee, if a stock appreciation right is granted in relation to an option, the terms and conditions applicable to the stock appreciation right will be identical to the terms and conditions applicable to the option. A stock appreciation right granted in relation to an option may only be exercised upon surrender of the right to exercise such option for an equivalent number of shares. Likewise, an option granted in relation to a stock appreciation right may only be exercised upon surrender of the right to exercise such stock appreciation right for an equivalent number of shares

        Performance Awards. The Plan permits two types of performance awards to be granted: performance shares and performance units. A performance share entitles the holder to receive a share of Class A Common Stock to the extent specified performance goals are achieved. A performance unit entitles the holder to receive a payment valued in relation to a designated dollar value or the fair market value of a share of Class A Common Stock, to the extent performance goals are achieved. The Committee will determine all terms and conditions of each award of performance shares or performance units.

        Restricted Stock and Restricted Stock Unit Awards. A restricted stock award is an award for a fixed number of shares of Class A Common Stock that is subject to a risk of forfeiture and/or restrictions on transfer. A restricted stock unit is a right to receive a payment or partial payment upon the completion of a specified period of service or the achievement of specified performance goals. The Committee will determine the forfeiture provisions and restrictions imposed on all restricted stock, the vesting period of, and any performance goals respecting, restricted stock unit awards and, with respect to restricted stock units, whether to settle such awards in cash, shares of Class A Common Stock or a combination thereof.

        Dividend Equivalent Units. A dividend equivalent unit entitles the holder to receive a payment equal to the cash dividends paid with respect to a share of Class A Common Stock. The Committee will determine all terms and conditions of each award of dividend equivalent units.

        Incentive Awards. The Committee will determine all terms and conditions of any long-term incentive award or any annual incentive award, provided that the payment of all or any portion of such awards are contingent on the achievement or partial achievement of one or more performance goals over a period of at least one fiscal year of the Corporation. The Committee will determine whether the payment of any incentive award is to be made in cash, shares of Class A Common Stock or a combination thereof.

Performance Goals Related to Performance Awards

        In connection with granting performance awards, or other awards the benefit of which is contingent on the attainment of performance goals, the Committee may establish goals that relate to one or more of the following:

        1.        Any of the following as determined for the Corporation on a consolidated basis, for any one or more affiliates or divisions of the Corporation and/or for any other business unit or units of the Corporation, as determined by the Committee at the time a performance award is made:

a.	Net Income before or after taxes;

b.	Return measures, including but not limited to return on assets, equity, or sales;

c.	Cash flow return on investments, which equals net cash flows divided by owners’ equity;

d.	Earnings before or after taxes;

e.	Gross revenues;

f.	Share price, including but not limited to growth measures and total shareholder return;

g.	Economic profit, defined as, but not limited to, after-tax operating profit less the cost of capital; and

h.	Customer satisfaction results.

        2.        Basic earnings per share for the Corporation on a consolidated basis.

        3.        Diluted earnings per share for the Corporation on a consolidated basis.

        As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee at the time the award is made, will exclude the effects of (i) extraordinary, unusual, transition, one-time and/or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business or arising from the sale of assets outside the ordinary course of business; (iii) changes in tax or accounting regulations or laws; (iv) a merger or acquisition; or (v) repurchases of Corporation stock, that in each case the Corporation identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Corporation’s annual report. In the case of awards that the Committee determines will not be considered “performance-based compensation” under Internal Revenue Code Section 162(m), the Committee may establish other performance goals not listed in the 2004 Plan.

Shares Subject to the Plan; Other Limitations on Awards

        The 2004 Plan provides that a total of 2,000,000 shares of Class A Common Stock (subject to adjustment as described below) will be available for granting awards thereunder. The Committee may grant incentive stock options for no more than 100,000 shares and may grant restricted stock for no more than 750,000 shares. No participant may receive in any calendar year:

•	options and/or stock appreciation rights with respect to more than 135,000 shares;

•	restricted stock and/or restricted stock units relating to more than 100,000 shares;

•	awards of performance shares and/or performance units for more than 100,000 shares (if the value is based on the fair market value of shares of Class A Common Stock);

•	awards of performance units which could result in a payment of more than $2,000,000 (if the value is not based on the fair market value of shares of Class A Common Stock);

•	an annual incentive award in respect of any single fiscal year of the Corporation of more than $1,000,000; or

•	a long-term incentive award of more than $2,000,000 in respect of any period of three consecutive fiscal years of the Corporation.

        To the extent that any shares of Class A Common Stock subject to an award under the 2004 Plan are not issued because the award expires without having been exercised, is cancelled, terminated, forfeited or is settled without the issuance of Class A Common Stock, such shares will be available again for grants of awards under the 2004 Plan. In addition, shares tendered by a participant to pay the exercise price or shares issued under the 2004 Plan that are later reacquired by the Corporation will be available for grants of awards under the 2004 Plan.

Transferability Restrictions

        Except as otherwise permitted by the Committee, awards granted under the 2004 Plan are not transferable other than by will or the laws of descent and distribution.

Term of Plan

        Unless earlier terminated by the Board of Directors or the Committee, the 2004 Plan will terminate on March 8, 2014.

Termination and Amendment of Plan

        The Board or the Committee may amend, alter, suspend, discontinue or terminate the 2004 Plan at any time, except that only the Board may amend, alter, suspend, discontinue or terminate the 2004 Plan if so determined by the Board or required pursuant to applicable law. However, no amendment, alteration, suspension, discontinuance or termination may be made without the approval of the shareholders if required by applicable law or the listing requirements of the New York Stock Exchange or if such amendment would:

•	increase the number of shares of Class A Common Stock reserved for issuance under the 2004 Plan or that may be issued to participants pursuant to awards granted under the 2004 Plan; or

•	allow for a decrease in the exercise price of any outstanding option, except pursuant to an adjustment described below in “Adjustment Provisions.”

Foreign Participation

        To assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it considers necessary or appropriate to accommodate differences in local law, tax policy or custom.

Adjustment Provisions

        If an “adjustment event” occurs, the Committee may make a provision for a cash payment to the holder of any outstanding award in exchange for the cancellation of all or part of the award or, in such a manner as it deems equitable, adjust appropriately :

•	the number and type of shares of Class A Common Stock available for awards;

•	the number and type of shares of Class A Common Stock subject to outstanding awards; and

•	the grant, purchase or exercise price of any award.

        To the extent the Committee deems equitable, with respect to any “adjustment event” that is a reorganization, merger, consolidation, combination or similar transaction, the Committee may substitute for each share of Class A Common Stock then subject to an award granted under the 2004 Plan, the number and kinds of shares of stock, other securities, cash or other property to which the holders of Class A Common Stock are or will be entitled to pursuant to the transaction. For purposes of the 2004 Plan, an “adjustment event” means any dividend or other distribution (whether in the form of cash, shares of Class A Common Stock, other securities or other property), recapitalization, consolidation, split-up, spin-off, combination, repurchase, or exchange of Class A Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares of Class A Common Stock or other securities of the Corporation, or other similar corporate transaction or events affecting the Class A Common Stock.

Change of Control

        Except to the extent the Committee provides a result more favorable to holders of awards under the 2004 Plan, in the event of a change of control of the Corporation, the following provisions apply:

        Options/Stock Appreciation Rights. All outstanding options and stock appreciation rights will become immediately exercisable in full and each holder of an outstanding option or stock appreciation right will have the right to surrender such award within 30 days of the change of control of the Corporation and receive an amount of cash equal to the excess of the change of control price of the shares of Class A Common Stock covered by such award over the purchase or grant price of the shares of Class A Common Stock under the award.

        Restricted Stock/Restricted Stock Units. All outstanding restricted stock and restricted stock unit awards will immediately vest and each holder of restricted stock or a restricted stock unit award will have the right to surrender such award within 30 days of the change of control of the Corporation and receive an amount of cash equal to the change of control price multiplied by the number of shares of restricted stock or restricted stock units.

        Performance Shares/Performance Units. Holders of a performance share or performance unit award for which the performance period has not expired will have the right to surrender such award within 30 days of the change of control of the Corporation and receive an amount of cash equal to the product of (a) the value of such performance share or performance unit award and (b) a fraction, the numerator of which is the number of whole months since the commencement of the performance period, and the denominator of which is number of whole months in the performance period. Holders of a performance share or performance unit award that has been earned but not yet paid will receive a cash payment equal to the value of the performance share or performance unit.

        Dividend Equivalent Units. All dividend equivalent units will become immediately vested and payable, except that dividend equivalent units awarded in connection with another award will vest and become payable to the same extent as the related award.

        Annual and Long-Term Incentive Awards. All annual and long-term incentive awards that are earned but not yet paid shall be paid, and all such awards that are not yet earned shall be deemed to have been earned pro rata, as if the performance goals are attained as of the effective date of the change of control.

        For purposes of the 2004 Plan, a “change of control” includes any of the following events:

•	the consummation of a transaction that results in a sale, exchange, transfer, or other disposition of all, or substantially all, of the assets of the Corporation; or

•	the consummation of a transaction that results in the merger or consolidation of the Corporation with or into any other corporation under circumstances where the shareholders of the Corporation immediately prior to such merger or consolidation, will own, directly or indirectly, after such merger or consolidation, securities representing less than a majority of the voting control of the surviving corporation.

Certain Federal Income Tax Consequences

        The Federal income tax consequences described in this section are based on laws and regulations in effect on the date of this proxy statement. Future changes in those laws and regulations may affect the tax consequences described below. No discussion of state income tax treatment has been included.

Nonqualified Stock Options:

        Options granted under the 2004 Plan which do not qualify as incentive stock options (“ISOs”) will, in general, be subject to the following Federal income tax treatment:

• The grant of a nonqualified option does not give rise to any income tax consequences to either the Corporation or the participant.

• The exercise of a nonqualified option generally results in ordinary taxable income to the participant in the amount equal to the excess of the fair market value of the shares at the time of exercise over the option price. A deduction from taxable income is generally allowed to the Corporation in an amount equal to the amount of ordinary income recognized by the participant.

• Upon a subsequent taxable disposition of shares, a participant recognizes short-term or long-term capital gain (or loss) depending on the holding period, equal to the difference between the amount received and the tax basis of the shares (usually the fair market value of the shares at the time of exercise).

Incentive Stock Options:

        Options granted under the 2004 Plan which constitute ISOs will, in general, be subject to the following Federal income tax treatment:

• The grant of an ISO does not give rise to any income tax consequences to either the Corporation or the participant.

• No deduction is allowed to the Corporation on a participant’s exercise of an ISO.

• A participant’s exercise of an ISO does not result in ordinary income to the participant for regular tax purposes, but may result in the imposition of or an increase in the alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year of the ISO exercise, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the participant’s computation of alternative minimum taxable income in the year of exercise.

• In general, if shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the participant recognizes ordinary taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price. Capital gain (long-term or short-term depending upon the holding period) is recognized by the participant at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO. Capital loss (long-term or short-term depending upon the holding period) is recognized by the participant at the time of such a disposition to the extent that the fair market value at the time of the exercise of the ISO exceeds the amount of proceeds from the sale. The Corporation generally is entitled to a deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary income recognized by the participant.

• If shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise in a taxable transaction, the participant recognizes long-term capital gain or loss at the time of the disposition in an amount equal to the difference between the amount realized by the participant on the disposition and the participant’s basis in the shares. The Corporation will not be entitled to any income tax deduction with respect to the ISO.

Stock Appreciation Rights:

        Any stock appreciation right (“SAR”) granted under the 2004 Plan, will in general, be subject to the following Federal income tax treatment:

• The grant of a SAR does not give rise to any income tax consequences to either the Corporation or the participant.

• Upon the exercise of a SAR, the participant recognizes ordinary income equal to the amount of any cash plus the fair market value of any shares of Class A Common Stock received. The Corporation is generally allowed a deduction in an amount equal to the income recognized by the participant.

Performance Awards:

        Any performance shares or performance units granted under the 2004 Plan will, in general, be subject to the following Federal income tax treatment:

• The grant of a performance award does not give rise to any income tax consequences to either the Corporation or the participant.

• Upon payment of cash pursuant to a performance award, the participant recognizes ordinary income equal to the amount of the payment and the Corporation is generally allowed a deduction in an equal amount.

• Upon the issuance of Class A Common Stock pursuant to a performance award, generally the participant recognizes ordinary income equal to the fair market value of the shares received, or if received subject to certain restrictions, the fair market value of the shares when no longer restricted. The participant recognizes ordinary income on the receipt of dividend equivalent units.

• A deduction from taxable income is generally allowed to the Corporation in an amount equal to the amount of ordinary income recognized by the participant with respect to the performance awards.

Restricted Stock:

        Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Class A Common Stock as of that date (less any amount he or she paid for the stock), and the Corporation will be allowed a corresponding Federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). If the participant files an election under Internal Revenue Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Corporation will be allowed a corresponding Federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Internal Revenue Code Section 83(b) election.

Restricted Stock Units:

        A participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of cash and/or shares of Class A Common Stock in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the cash received plus the fair market value of the Class A Common Stock as of that date (less any amount he or she paid for the stock), and the Corporation will be allowed a corresponding Federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m).

Repricing

        Except for the adjustments discussed above, the Committee may not decrease the exercise price for any outstanding option after the date of grant nor allow a participant to surrender an outstanding option to the Corporation as consideration for the grant of a new option with a lower exercise price.

New Plan Benefits

        The following table shows information concerning stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) that have been granted to the individuals or groups specified below as of March 9, 2004, subject to shareholder approval.

Name and Position	Number of Shares Underlying SARs (1)	Dollar Value of RSU Awards (2)
Martin G. Carver, Chairman of the Board, Chief Executive Officer	-0-	-0-
and President
Warren W. Heidbreder, Vice President, Chief Financial Officer	-0-	-0-
and Secretary
John C. McErlane, Vice President of Tire Distribution Systems, Inc.	-0-	-0-
Nathaniel L. Derby II, Vice President, Manufacturing and Design	-0-	-0-
Charles W. Vesey, Vice President and Corporate Controller	-0-	-0-
Executive Group	-0-	-0-
Non-Executive Director Group	-0-	-0-
Non-Executive Officer Employee Group	6,200	$90,905

Total:	6,200	$90,905

    (1)        Each SAR is the equivalent of an option to purchase a share of Class A Common Stock at a price of $47.47 per share, being the fair market value of a share of Class A Common Stock on March 9, 2004. The SARs become exercisable at a rate of 25% of the total grant on each anniversary of the grant, beginning March 9, 2005. Each SAR is exercisable for a term of 10 years.

    (2)        An RSU grant is equivalent to the grant of a share of Class A Common Stock. Each RSU vests on March 9, 2007 or earlier in the event of death, disability or retirement after age 60 with at least ten years of service for vesting purposes under any qualified retirement plan of the Company. Upon the vesting of an RSU, a participant is entitled to receive a share of Class A Common Stock plus the dividends paid on a share of Class A Common Stock during the vesting period, payable in shares of Class A Common Stock valued at the then fair market value.

        The Corporation cannot currently determine the number or type of awards that may be granted to eligible participants under the 2004 Plan in the future. Such determinations will be made from time to time by the Committee.

Vote Required

        Assuming a quorum is present, approval of the 2004 Plan requires that more votes of shares of Common and Class B Common Stock be voted in favor of adopting the 2004 Plan than are voted against adoption of the 2004 Plan. Any shares not voted at the Annual Meeting with respect to the adoption of the 2004 Plan (whether as a result of abstentions, broker non-votes, or otherwise) will have no impact on the vote.

        THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2004 PLAN. SHARES REPRESENTED BY PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL OF THE 2004 PLAN, UNLESS A VOTE AGAINST SUCH APPROVAL OR TO ABSTAIN FROM VOTING IS SPECIFICALLY INDICATED ON THE PROXY.

Proposal No. 3 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2004.

        Ernst & Young LLP served as the Corporation’s independent auditors for the fiscal year ended December 31, 2003. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to any questions raised at the meeting and make any comments they deem appropriate.

        Although this selection is not required by law to be submitted to a vote by shareholders, the Audit Committee, pursuant to the requirements of its charter, requests that the shareholders ratify the selection of Ernst & Young LLP as independent auditors for 2004. If the shareholders should not so ratify, the Audit Committee will reconsider the selection.

        Assuming a quorum is present, ratification of the appointment requires that more votes represented by shares of Common and Class B Common Stock be voted in favor of such ratification than are voted against such ratification. Any shares not voted at the Annual Meeting with respect to such ratification (whether as a result of abstentions, broker non-votes or otherwise) will have no impact on the vote.

Audit Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Corporation’s annual financial statements, the review of the financial statements included in the Corporation’s Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2003 and 2002 were $1,028,800 and $955,600, respectively.

Audit-Related Fees

        The aggregate fees billed by Ernst & Young LLP for assurance and related services principally related to the performance of the audit of the Corporation’s financial statements, other than the audit fees described above, for the fiscal years ended December 31, 2003 and 2002 were $181,300 and $89,000 respectively. These services in 2003 primarily consisted of due diligence acquisition services, assistance with respect to internal controls compliance matters and services in connection with pension audits. These services in 2002 primarily consisted of services in connection with pension audits and internal audit matters.

Tax Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and 2002 were $13,546 and $71,568 respectively. These services in both years consisted primarily of tax consultation and advice with regard to foreign tax compliance issues.

All Other Fees

        Other than the foregoing described fees and services, Ernst & Young LLP received no fees nor provided any services in either 2003 or 2002.

Audit Committee Pre-approval Polices and Procedures

        The policy of the Audit Committee requires pre-approval of all audit, audit-related, tax and other services to be provided by Ernst & Young LLP, subject to de minimis exceptions for the providing of non-audit services, which services must be approved by the Audit Committee prior to completion of the audit and must otherwise comply with Section 10A(i)(B) of the Securities Exchange Act of 1934.

        All of the audit-related and tax services described above were pre-approved by the Audit Committee to the extent required by applicable law, except for certain tax services provided and approved in 2003 pursuant to the de minimis exception described above, which accounted for approximately 60% of the total tax services provided in 2003, or $8,100 in total fees for such services.

Proposal No. 4 – OTHER MATTERS

        The management of the Corporation knows of no matters to be presented at the meeting other than those set forth in the Notice of Annual Meeting of Shareholders. However, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgments.

2005 SHAREHOLDERS’ PROPOSALS

        The date by which proposals of shareholders intended to be presented at the 2005 Annual Meeting of the Corporation must be received by the Corporation for inclusion in its Proxy Statement and form of proxy relating to that meeting is December 1, 2004. The Corporation may exercise discretionary voting authority under proxies solicited by it for the 2005 Annual Meeting of Shareholders if it receives notice of a proposed non-Rule 14a-8 shareholder action after February 14, 2005.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s executive officers, directors and more than 10% shareholders (“Insiders”) to file with the Securities and Exchange Commission reports on prescribed forms of their beneficial ownership of the Corporation’s stock and furnish copies of such reports to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 was required to be filed, the Corporation believes that during the year ended December 31, 2003 all reports required by Section 16(a) to be filed by the Corporation’s Insiders were filed on a timely basis.

Expenses

        The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Corporation.

        Some of the officers and regular employees of the Corporation may, without extra remuneration, solicit proxies personally or by telephone, e-mail or telefax. The Corporation will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their expenses.

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APPENDIX A

BANDAG, INCORPORATED
2004 STOCK GRANT AND AWARDS PLAN

        1.       Purposes, History and Effective Date.

        (a)        Purpose. The Bandag, Incorporated 2004 Stock Grant and Awards Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors and employees and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s Class A common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

        (b)        History. Prior to the effective date of this Plan, the Company had in effect the 1999 Plan, which was originally effective February 8, 1999. Upon shareholder approval of this Plan, the 1999 Plan will terminate and no new awards will be granted under the 1999 Plan (except for the possible grant of awards of restricted stock in February 2005 to participants in the Company’s annual award plan), although awards granted under such plan and still outstanding will continue to be subject to all terms and conditions of such plan.

        (c)        Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 15.

        2.       Definitions. Capitalized terms used in this Plan have the following meanings:

        (a)        “1999 Plan” means the Bandag, Incorporated Stock Award Plan, as amended.

        (b)        “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

        (c)        “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Dividend Equivalent Units or an Incentive Award.

        (d)        “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.

        (e)        “Board” means the Board of Directors of the Company.

        (f)        “Change of Control” means the occurrence of any one of the following events:

(i) the consummation of a transaction that results in a sale, exchange, transfer, or other disposition of all, or substantially all, of the assets of the Company; or

(ii) the consummation of a transaction that results in the merger or consolidation of the Company with or into any other corporation under circumstances where the shareholders of the Company immediately prior to such merger or consolidation, will own, directly or indirectly, after such merger or consolidation, securities representing less than a majority of the voting control of the corporation surviving any such merger or consolidation.

        (g)        “Change of Control Price” means the highest Fair Market Value price per Share during the sixty (60)-day period preceding the date of a Change of Control.

        (h)        “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

        (i)        “Committee” means the Management Continuity and Compensation Committee of the Board (or a successor committee with the same or similar authority), except that with respect to any Awards to non-employee directors, “Committee” means the Nominating and Corporate Governance Committee.

        (j)        “Company” means Bandag, Incorporated, an Iowa corporation and any successor thereto.

        (k)        “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

        (l)        “Disability” has the meaning ascribed to such term in the Company’s or Subsidiary’s long-term disability plan applicable to a Participant, or if no such plan exists as determined by the Committee.

        (m)        “Disinterested Persons” means the non-employee directors of the Company within the meaning of Rule 16b-3 as promulgated under the Exchange Act.

        (n)        “Dividend Equivalent Unit” means the right to receive a payment equal to the cash dividends paid with respect to a Share.

        (o)        “Effective Date” means the date the Board approves this Plan; provided that the effectiveness of any Awards granted prior to shareholder approval of the Plan shall be contingent on such approval.

        (p)        “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

        (q)        “Fair Market Value” with respect to a Share on a particular date means (i) if the Stock is listed for trading on the New York Stock Exchange, the average of the high and low reported sales prices as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on the New York Stock Exchange, the average of the high and low reported sales prices on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the average of the highest and lowest quoted sale price, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date the Stock is not quoted by any such organization, the average of the high bid and low asked prices as furnished by a professional market maker making a market in the Stock selected by the Board for the date in question; or (vi) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee.

        (r)        “Incentive Award” means the right to receive a payment to the extent Performance Goals are achieved and shall include “Annual Incentive Awards” as described in Section 12 and “Long-Term Incentive Awards” as described in Section 13.

        (s)        “Option” means the right to purchase Shares at a specified price for a specified period of time.

        (t)        “Participant” means an individual selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient, provided that incentive stock options may only be issued to employees of the Company and its subsidiaries, as defined in Section 424(f) of the Code.

        (u)        “Performance Goals” means any goals the Committee establishes that relate to one or more of the following for such period as the Committee specifies:

(i) Any of the following as determined for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, as determined by the Committee at the time an Award is made:

(1)	Net Income before or after taxes;

(2)	Return measures, including but not limited to return on assets, equity, or sales;

(3)	Cash flow return on investments, which equals net cash flows divided by owners equity;

(4)	Earnings before or after taxes;

(5)	Gross revenues;

(6)	Share price, including but not limited to growth measures and total shareholder return;

(7)	Economic profit, defined as, but not limited to, after tax operating profit less the cost of capital; and

(8)	Customer satisfaction results.

(ii) Basic earnings per Share for the Company on a consolidated basis.

(iii) Diluted earnings per Share for the Company on a consolidated basis.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee at the time the Award is made, will exclude the effects of (i) extraordinary, unusual, transition, one-time and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business or arising from the sale of assets outside the ordinary course of business, (iii) changes in tax or accounting regulations or laws, (iv) a merger or acquisition, or (v) repurchases of Company stock, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

        (v)        “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

        (w)        “Performance Units” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

        (x)        “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

        (y)        “Plan” means this Bandag, Incorporated 2004 Stock Grant and Awards Plan, as may be amended from time to time.

        (z)        “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

        (aa)        “Restricted Stock Unit” means the right to receive a payment valued in relation to a unit that has a value equal to the Fair Market Value of a Share, which right may vest upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

        (bb)        “Retirement” means termination of employment from the Company and its Affiliates on or after age sixty (60)with ten or more years of service for vesting purposes as determined under any qualified retirement plan of the Company.

        (cc)        “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

        (dd)        “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

        (ee)        “Share” means a share of Stock.

        (ff)        “Stock” means the Class A Common Stock of the Company.

        (gg)        “Stock Appreciation Right” or “SAR” means the right of a Participant to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

        (hh)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

        3.       Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or Agreement in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan.

        4.       Eligibility. The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, or a Non-Employee Director. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

        5.       Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate of the Company). All Awards granted under the Plan shall be evidenced by an Award Agreement.

        6.       Shares Reserved under this Plan.

        (a)       Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of 2,000,000 Shares are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. Notwithstanding the foregoing, the Company may grant incentive stock options for no more than 100,000 shares and may issue no more than 750,000 Shares as Restricted Stock.

        (b)       Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a), including issuance as incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to incentive stock options.

        (c)       Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than 135,000 Shares;

(ii) receiving in any calendar year Awards of Restricted Stock and/or Restricted Stock Units relating to more than 100,000 Shares;

(iii) receiving in any calendar year Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 100,000 Shares;

(iv) receiving in any calendar year Awards of Performance Units which are not based on the Fair Market Value of Shares which could result in a payment of more than $2,000,000;

(v) receiving an Annual Incentive Award in respect of any single fiscal year of the Company of more than $1,000,000; or

(vi) receiving a Long-Term Incentive Award of more than $2,000,000 in respect of any period of three consecutive fiscal years of the Company.

In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

        7.       Options. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

        (a)        Whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; provided that in the case of an incentive stock option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which all “incentive stock options” (within the meaning of Code Section 422) are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded.

        (b)        The number of Shares subject to the Option.

        (c)        The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that (i) no incentive stock option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless the exercise price is at least 110% of the Fair Market Value of a Share on the date of grant; and (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant).

        (d)        The terms, conditions and manner of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals; provided that, unless the Committee provides otherwise in an Award Agreement:

(i) An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company (or its designee) and payment of the full price of the Shares being purchased pursuant to the Option and any withholding taxes due thereon.

(ii) A Participant may exercise an Option with respect to less than the full number of Shares for which the Option may then be exercised, but a Participant must exercise the Option in full Shares.

(iii) The exercise price may be paid: in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; through the delivery of Shares with an aggregate Fair Market Value on the date of exercise equal to the exercise price; or by any combination of the above methods of payment. The Committee shall determine acceptable methods for tendering Shares as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate, including, without, limitation, any limitation or prohibition designed to avoid certain accounting consequences that may result from the use of Shares as payment upon exercise of an Option.

        (e)        The termination date, except that each Option must terminate no later than ten (10) years after the date of grant, and each incentive stock option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than five (5) years after the date of grant.

        (f)        The exercise period following a Participant’s termination of employment or service, provided that:

(i) Unless the Committee provides otherwise, if a Participant shall cease to be employed by, or provide services to, the Company or any of its Affiliates other than by reason of Retirement, Disability, or death, (A) the portion of the Option that is not vested shall terminate on the date of such cessation of employment or service and (B) the Participant shall have a period ending on the earlier of the Option’s termination date or 90 days from the date of cessation of employment or service to exercise the vested portion of the Option to the extent not previously exercised. At the end of such period, the Option shall terminate.

(ii) Unless the Committee provides otherwise, if a Participant shall cease to be employed by, or provide services to, the Company or any of its Affiliates by reason of Retirement or Disability, the Option shall remain exercisable, to the extent it was exercisable at the time of cessation of employment or service, until the earliest of: (A) the Option’s termination date; (B) the death of the Participant, or such later date not more than one year after the death of the Participant as the Committee, in its discretion, may provide; (C) the third anniversary of the date of the cessation of the Participant’s employment or service, if employment or service ceased by reason of Retirement; or (D) the first anniversary of the date of the cessation of the Participant’s employment or service by reason of Disability. At the end of such period, the Option shall terminate.

(iii) In the event of the death of the Participant while employed by, or in the service of, the Company or any of its Affiliates, the Option may be exercised at any time prior to the earlier of the Option’s termination date or the first anniversary of the date of the Participant’s death to the extent that the Participant was entitled to exercise such Option on the Participant’s date of death. In the event of the death of the Participant while entitled to exercise an Option pursuant to Section 7(f)(ii), the Committee, in its discretion, may permit such Option to be exercised prior to the Option’s termination date during a period of up to one year from the death of the Participant, as determined by the Committee to the extent that the Option was exercisable at the time of cessation of the Participant’s employment or service.

Any Participant who disposes of Shares acquired upon the exercise of an incentive stock option either (a) within two years after the date of the grant of such Option or (b) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

In all other respects, the terms of any incentive stock option must comply with the provisions of Code Section 422.

        8.       Stock Appreciation Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:

        (a)        Whether the SAR is granted independently of an Option or relates to an Option; provided that if an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

        (b)        The number of Shares to which the SAR relates.

        (c)        The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.

        (d)        The terms and conditions of exercise or maturity.

        (e)        The term, provided that an SAR must terminate no later than 10 years after the date of grant.

        (f)        Whether the SAR will be settled in cash, Shares or a combination of cash and Shares.

        9.       Performance Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Performance Shares or Performance Units, including but not limited to:

        (a)        The number of Shares and/or units to which such Award relates.

        (b)        One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award.

        (c)        Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.

        (d)        With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares.

        (e)        With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.

        10.       Restricted Stock and Restricted Stock Unit Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units, including but not limited to:

        (a)        The number of Shares and/or units to which such Award relates.

        (b)        The period of time, if any, over which the restrictions imposed on the Award will lapse, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period, if any, as the Committee specifies; provided that, subject to the provisions of Section 10(c), if an Award requires the achievement of Performance Goals, then the period to which such Performance Goals relate must be at least one year in length, and if an Award is not subject to Performance Goals, then the Award must have a restriction period of at least three years.

        (c)        Whether all or any portion of the restrictions imposed on the Award are accelerated upon a Participant’s death, Disability or Retirement.

        (d)        With respect to Restricted Stock Units, whether to settle such Awards in cash, Shares, or a combination of cash and Shares.

        (e)        With respect to Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the restrictions or to issue such Shares with an appropriate legend referring to such restrictions.

        (f)        Whether dividends paid with respect to an Award of Restricted Stock will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

        11.       Dividend Equivalent Units. Subject to the terms and conditions of this Plan, the Committee will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether such Award will be granted in tandem with another Award, and the form, timing and conditions of payment.

        12.       Annual Incentive Awards.Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, whether payment is to be made in cash, Shares or a combination thereof, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement; and (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

        13.       Long-Term Incentive Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, whether payment is to be made in cash, Shares or a combination thereof, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement; and (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period.

        14.       Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

        15.       Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

        (a)       Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the tenth anniversary of the Effective Date.

        (b)       Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment, alteration, suspension, discontinuance or termination of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii) shareholders must approve any amendment, alteration, suspension, discontinuance or termination of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to increase any number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 17) or (B) an amendment to the provisions of Section 15(e).

        (c)       Amendment, Modification or Cancellation of Awards. Except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 17(a) or the modification of an Award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

        (d)       Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

        (e)       Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price.

        (f)       Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Sections 15(b)(i) and 15(b)(ii).

        16.       Taxes. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

        17.       Adjustment Provisions; Change of Control.

        (a)       Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 17(c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(c)), and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under Section 17(c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. Without limitation, subject to Participants’ rights under Section 17(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

        (b)       Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

        (c)       Change of Control. Except to the extent the Committee provides a result more favorable to holders of Awards (either in an Award Agreement or at the time of a Change of Control), in the event of a Change of Control:

(i) each holder of an Option or SAR (A) if employed by or in the service of the Company or an Affiliate at the time of the Change of Control, shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option or SAR was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 30 days after the Change of Control, to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option or SAR that is so surrendered over the purchase or grant price of such Shares under the Award;

(ii) Restricted Stock and Restricted Stock Units that are not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock or Restricted Stock Units shall have the right, exercisable by written notice to the Company within 30 days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock or Restricted Stock Units, an amount of cash equal to the Change of Control Price of such Restricted Stock or Restricted Stock Units;

(iii) each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 30 days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

(iv) each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit;

(v) all Dividend Equivalent Units that are vested but not yet paid shall be paid, any Dividend Equivalent Units that were awarded in connection with another Award shall vest and become payable to the same extent as the Award to which it relates, and any other Dividend Equivalent Units shall become fully vested and immediately payable; and

(vi) all Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Annual and Long-Term Incentive Awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of (A) the Participant’s target award opportunity for the period to which the Award is subject, and (B) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period.

For purposes of this Section 17, the “value” of a Performance Share and a Restricted Stock Unit shall be equal to, and the “value” of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change of Control Price.

Unless any agreement between the Participant and the Company provides for a payment by the Company to the Participant to cover the excise taxes due by the Participant upon receipt of an excess parachute payment within the meaning of Code Section 280G, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

        18.       Miscellaneous.

        (a)       Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that if Shares would have otherwise been issued under an Award but for the deferral described in this paragraph, then such Shares shall be treated as if they were issued for purposes of Section 6(a));

(ii) to the extent permitted by applicable law, the payment of the purchase price of Options by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price or any other form of cashless exercise in accordance with applicable law;

(iii) restrictions on resale or other disposition of Shares, including imposition of a retention period; and

(iv) compliance with federal or state securities laws and stock exchange requirements.

        (b)       Employment or Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Corporation and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate of the Company shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any of its Affiliates, or a consultant to the Company or any of its Affiliates shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

        (c)       No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

        (d)       Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

        (e)       Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

        (f)       Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Iowa, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, shall be a court sitting in the County of Muscatine, or the Federal District Court for the Southern District of Iowa sitting in the County of Scott, in the State of Iowa, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

        (g)       Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

        (h)       Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

        (i)       Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

PROXY

BANDAG, INCORPORATED

Muscatine, Iowa

PROXY FOR ANNUAL MEETING – MAY 11, 2004

        The undersigned hereby appoints Martin G. Carver and Roy J. Carver, Jr., or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to represent and to vote as designated herein all shares of Common Stock (COM) and Class B Common Stock (CLB) of Bandag, Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bandag, Incorporated to be held May 11, 2004 and at all adjournments thereof, hereby revoking any proxy heretofore executed by the undersigned for such meeting.

        This proxy is solicited on behalf of the Board of Directors of Bandag, Incorporated. Every properly signed proxy will be voted as directed. Unless otherwise directed, proxies will be voted FOR all the indicated nominees as directors in Item (1) and FOR Items (2) and (3), and in the discretion of the proxy holder in connection with Item (4).

        You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holder cannot vote your shares unless you sign and return this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

|X|	Please mark votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed herein. This Proxy will be voted FOR the proposals if no specification is made:

1. Election of Directors:		2. Approval of the Bandag, Incorporated 2004 Stock Grant and Awards Plan.	FOR |_|	AGAINST |_|	ABSTAIN |_|
(01) Roy J. Carver, Jr. (03) Phillip J. Hanrahan	(02) James E. Everline (04) Amy P. Hutton
FOR ALL [ ] NOMINEES	WITHHOLD [ ] FROM ALL NOMINEES	3. Ratification of selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004.	FOR |_|	AGAINST |_|	ABSTAIN |_|

|_| ____________________________

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE. (Instruction: To withhold vote from any nominees(s), check the box above and insert the name of such nominee(s) in the line above.)		4. In their discretion upon such other matters as may properly come before the meeting.
		MARK HERE FOR |_| COMMENTS/ADDRESS CHANGE AND NOTE AT LEFT		MARK HERE |_| IF YOU PLAN TO ATTEND THE MEETING
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:_________________________________ Date:______________ Signature:_______________________________ Date:______________